Exhibit 5.1

650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 Tel: +1.714.540.1235 Fax: +1.714.755.8290 www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
February 9, 2026	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

AEON Biopharma, Inc.
5 Park Plaza, Suite 1750
Irvine, CA 92614

Re:	Registration Statement on Form S-3

To the addressee set forth above:

We have acted as special counsel to AEON Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the offer and resale from time to time by the registered holders (the “Registered Stockholders”) named in the Prospectus (as defined below) of up to 51,292,953 shares of Class A common stock, $0.0001 par value per share(the “Common Stock”), consisting of: (i) 12,185,835 shares of Common Stock (the “Resale Shares”), (ii) up to 17,818,460 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrant Shares”), (iii) up to 14,706,829 shares of Common Stock issuable upon the exercise of common stock warrants (the “Common Stock Warrant Shares”) and (iv) up to 6,581,829 shares of Common Stock issuable upon the exercise of true-up warrants (together with the Pre-Funded Warrant Shares and Common Stock Warrant Shares, the “Warrant Shares”). The Resale Shares and Warrant Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2026 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Resale Shares and Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Resale Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.	When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the warrant holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by their respective warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

February 9, 2026 Page 2

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP